UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
  CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 22, 2022
 WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2529 Virginia Beach Blvd. Virginia Beach, VA	23452
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (757) 627-9088
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market
7.00% Senior Subordinated Convertible Notes due 2031	WHLRL	Nasdaq Capital Market

Item 8.01. Other Events.
On August 25, 2022, Wheeler Real Estate Investment Trust, Inc. filed a Form 8-K (the “Original 8-K”) to report the completion of the acquisition of Cedar Realty Trust, Inc on August 22, 2022. This amendment is being filed for the sole purpose of filing the financial statements and pro forma financial information required by Item 9.01 on Form 8-K, and should be read in conjunction with the Original 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
(a) Financial statement of businesses acquired. *
Report of Independent Auditor.
Statements of Revenues and Certain Operating Expenses for the Six Months Ended June 30, 2022
(Unaudited) and the Year Ended December 31, 2021.
Notes to Statements of Revenues and Certain Operating Expenses for the Nine Months Ended June 30, 2022
(Unaudited) and the Year Ended December 31, 2021.

(b) Pro forma financial information. **
Unaudited Pro Forma Condensed Consolidated Balance Sheet as of June 30, 2022.
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Six Months Ended
June 30, 2022.
Unaudited Pro Forma Condensed Consolidated Statement of Operations for the Year Ended December 31,
2021.
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

(c) Shell company transactions.
Not Applicable.

(d) Exhibits.
23.1 Consent of Cherry Bekaert LLP.
99.1 Statements of Revenues and Certain Operating Expenses of Cedar Realty Trust, Inc.
99.2 Unaudited Pro Forma Financial Information of Cedar Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ M. Andrew Franklin
Name: M. Andrew Franklin
Title: Chief Executive Officer and President
Dated: October 31, 2022